                                                                 Exhibit d(1)(c)


                               AMENDMENT NO. 2

                                      TO

                     MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of August 29, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                             W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Agreement to add a new portfolio, the AIM Short Term Bond Fund;

      NOW, THEREFORE, the parties agree as follows;

      1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                 "SCHEDULE A
                          FUNDS AND EFFECTIVE DATES

NAME OF FUND                              EFFECTIVE DATE OF ADVISORY AGREEMENT
AIM High Yield Fund                                  June 1, 2000

AIM High Yield Fund II                               June 1, 2000

AIM Income Fund                                      June 1, 2000

AIM Intermediate Government Fund                     June 1, 2000

AIM Limited Maturity Treasury Fund                   June 1, 2000

AIM Money Market Fund                                June 1, 2000

AIM Municipal Bond Fund                              June 1, 2000

AIM Short Term Bond Fund                           August 29, 2002

AIM Total Return Bond Fund                        December 28, 2001"

                                  SCHEDULE B
                         COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM HIGH YIELD FUND

NET ASSETS                                                           ANNUAL RATE
First $200 million..................................................   0.625%
Next $300 million...................................................   0.55%
Next $500 million...................................................   0.50%
Amount over $1 billion..............................................   0.45%


                             AIM HIGH YIELD FUND II

NET ASSETS                                                           ANNUAL RATE
First $500 million..................................................   0.625%
Next $500 million...................................................   0.55%
Amount over $1 billion..............................................   0.50%


                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND

NET ASSETS                                                           ANNUAL RATE
First $200 million..................................................   0.50%
Next $300 million...................................................   0.40%
Next $500 million...................................................   0.35%
Amount over $1 billion..............................................   0.30%


                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                                                           ANNUAL RATE
First $500 million..................................................   0.20%
Amount over $500 million............................................   0.175%

                              AIM MONEY MARKET FUND

NET ASSETS                                                           ANNUAL RATE
First $1 billion....................................................   0.55%
Over $1 billion.....................................................   0.50%


                              AIM SHORT TERM BOND FUND

NET ASSETS                                                           ANNUAL RATE
All Assets .........................................................   0.40%


                             AIM TOTAL RETURN BOND FUND

NET ASSETS                                                           ANNUAL RATE
First $500 million..................................................   0.50%
Next $500 million...................................................   0.45%
Over $1 billion.....................................................   0.40%"


      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                          AIM INVESTMENT SECURITIES FUNDS


Attest:  /s/ Lisa M.                           By: /s/ Robert H. Graham
        -----------------------------              -----------------------------
         Assistant Secretary                       Robert H. Graham
                                                   President

(SEAL)

                                          A I M ADVISORS, INC.


Attest:  /s/ Lisa M.                           By: /s/ Robert H. Graham
        -----------------------------              -----------------------------
         Assistant Secretary                       Robert H. Graham
                                                   President

(SEAL)


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